                                                Filed pursuant to Rule 424(b)(5)
                                                      Registration No. 333-34516
                                                                       333-49143

            Prospectus Supplement to Prospectus Dated May 12, 2000.

                                  $300,000,000

                              [STATE STREET LOGO]
                            State Street Corporation
                   7.65% Subordinated Notes due June 15, 2010

                               ----------------

    State Street will pay interest on the subordinated notes on June 15 and December 15 of each year. The first such payment will be made on December 15, 2000. State Street cannot redeem the subordinated notes prior to their maturity. There is no sinking fund. State Street does not intend to list the subordinated notes on any securities exchange. The subordinated notes are unsecured. They will rank junior to State Street's senior indebtedness and its other financial obligations. Holders of subordinated notes may not accelerate the maturity of the subordinated notes, except upon State Street's bankruptcy or insolvency. The subordinated notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

                               ----------------

    The subordinated notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the subordinated notes or passed upon the accurancy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

                                                          Per Note    Total
                                                          -------- ------------
Initial Public Offering Price............................  99.802% $299,406,000
Underwriting Discount....................................    .650% $  1,950,000
Proceeds, before expenses, to State Street...............  99.152% $297,456,000

    The initial public offering price set forth above does not include accrued interest, if any. Interest on the subordinated notes will accrue from June 20, 2000 and must be paid by the purchaser if the subordinated notes are delivered after June 20, 2000.

                               ----------------

    The underwriters expect to deliver the subordinated notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on June 20, 2000.

Goldman, Sachs & Co.
              Lehman Brothers
                       Utendahl Capital Partners, L.P.
                                                The Williams Capital Group, L.P.

                               ----------------

                   Prospectus Supplement dated June 15, 2000.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. YOU SHOULD NOT RELY ON ANY OTHER INFORMATION IN MAKING YOUR INVESTMENT DECISION.

       WE ARE OFFERING TO SELL THE SUBORDINATED NOTES ONLY IN PLACES WHERE SALES ARE PERMITTED.

       YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES.

                                  ___________


                              UPDATING INFORMATION

       Information contained in this prospectus supplement updates and supersedes information in the accompanying prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

       You can find more information about us, including where to find information incorporated by reference, by accessing that information as provided under "Available Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement and accompanying prospectus. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement and accompanying prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                            State Street Corporation
                         225 Franklin Street 02110-2106
                                  617-664-3477

                           FORWARD-LOOKING STATEMENTS

  This prospectus supplement, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

  These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

 . future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

 . changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans may affect our revenues;

 . fluctuations in worldwide securities market valuations may affect our revenues;

 . changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

 . global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

 . market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

 . the degree of volatility in foreign exchange rates can affect the amount of foreign exchange trading revenue;

 . the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

 . future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

 . the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

 . changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

 . technological change may be more difficult or expensive then anticipated; and

 . changes may occur in securities markets which will affect revenue.

                            STATE STREET CORPORATION

  We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a financial holding company. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

         SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years and the quarter ended March 31, 2000:

                             Quarter
                              Ended
                            March 31,                      Year Ended December 31,
                            -----------  -------------------------------------------------------------
                            2000          1999          1998           1997          1996         1995
                            ----          ----          ----           ----          ----         ----
Ratio of earnings to
 fixed charges............  1.78x         2.02x         1.77x          1.93x         1.95x         1.75x


                    CERTAIN TERMS OF THE SUBORDINATED NOTES


  The following description of the particular terms of the 7.65% subordinated notes due 2010 (the "subordinated notes") supplements the description of the general terms of the Subordinated Securities set forth under the headings "Description of Debt Securities" and "Subordinated Debt Securities" in the attached prospectus beginning on page 6. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the attached prospectus or the subordinated indenture referred to in the prospectus.

  The subordinated notes are a series of Subordinated Securities. They will be issued under an indenture dated as of June 15, 2000 (the "subordinated indenture"), between us and Bank One Trust Company, N.A., as trustee, and will be initially limited to $300,000,000 aggregate principal amount. They will mature on June 15, 2010.

  The subordinated notes will bear interest at the annual rate of 7.65%. Interest on the subordinated notes will accrue from June 20, 2000. We will pay interest on the subordinated notes in arrears on June 15 and December 15 of each year, beginning December 15, 2000. Interest will be paid to the persons in whose names the subordinated notes are registered at the close of business on the preceding June 1 and December 1.

  We will make all principal and interest payments on the subordinated notes in immediately available funds. All sales of the subordinated notes, including secondary market sales, will settle in immediately available funds.

  We cannot redeem the subordinated notes prior to their maturity. No sinking fund is provided for the subordinated notes.

  The subordinated notes may be issued in denominations of $1,000 and integral multiples of $1,000. The subordinated notes will be represented by one or more permanent global subordinated notes registered in the name of The Depository Trust Company ("DTC") or its nominee, as described in the attached prospectus.

  Our obligations under the subordinated notes will be subordinated in right of payment to all of our senior indebtedness and other financial obligations, as described in the attached prospectus under the heading "Subordinated Debt Securities - Subordination" beginning on page 13. As of March 31, 2000, our outstanding senior indebtedness and other financial obligations totaled approximately $250 million.

  Holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except in the event of our bankruptcy or reorganization. Holders may not accelerate the subordinated notes if we fail to pay interest or fail to perform any other agreement in the subordinated notes or the subordinated indenture. See "Subordinated Debt Securities" beginning on page 13 in the attached prospectus.

                                  UNDERWRITING

     State Street and the underwriters for the offering named below have entered into an underwriting agreement and a pricing agreement with respect to the subordinated notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of subordinated notes indicated in the following table.

                                 Underwriters                                      Principal Amount
-------------------------------------------------------------------------------  ---------------------

Goldman, Sachs & Co............................................................           $210,000,000
Lehman Brothers Inc............................................................           $ 30,000,000
Utendahl Capital Partners, L.P.................................................           $ 30,000,000
The Williams Capital Group, L.P................................................           $ 30,000,000
                                                                                          ------------

     Total.....................................................................           $300,000,000
                                                                                          ============

     Subordinated notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any subordinated notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.40% of the principal amount of the subordinated notes. Any such securities dealers may resell any subordinated notes purchased from the underwriters to certain other brokers or dealers at a discount of up to 0.25% of the principal amount of the subordinated notes. If all the subordinated notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

     The subordinated notes are a new issue of securities with no established trading market. State Street has been advised by the underwriters that the underwriters intend to make a market in the subordinated notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the subordinated notes.

     In connection with the offering, the underwriters may purchase and sell the subordinated notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of subordinated notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the subordinated notes while the offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased subordinated notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the subordinated notes. As a result, the price of the subordinated notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

  State Street estimates that its share of the total expenses of the offering excluding underwriting discounts and commissions will be approximately $130,000.

     State Street has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The underwriters and their respective associates and affiliates may be customers of, engage in transactions with, and perform investment banking and other financial services for, State Street and its subsidiaries in the ordinary course of business.

                                 $1,000,000,000

                            STATE STREET CORPORATION

                                DEBT SECURITIES
                                    WARRANTS



  State Street Corporation, a Massachusetts corporation, may offer and sell:

 . Debt Securities
 . Warrants

  We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

  A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

  This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

  Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________

                  The date of this Prospectus is May 12, 2000.

                              ____________________

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the securities in two separate documents that progressively provide more detail:

 . this prospectus, which provides general information, some of which may not apply to your securities; and
 . the accompanying prospectus supplement, which describes the terms of the securities.

  If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

 . the prospectus supplement; and
 . the prospectus.

  We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                              ____________________

  Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                               TABLE OF CONTENTS

ABOUT THIS PROSPECTUS........................................................  4
WHERE YOU CAN FIND MORE INFORMATION..........................................  4
FORWARD-LOOKING STATEMENTS...................................................  6
STATE STREET CORPORATION.....................................................  7
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES.............................  7
USE OF PROCEEDS..............................................................  7
DESCRIPTION OF DEBT SECURITIES...............................................  7
  General....................................................................  8
  Registration and Transfer.................................................. 10
  Payment and Place of Payment............................................... 10
  Events of Default.......................................................... 10
  Modification and Waiver.................................................... 11
  Consolidation, Merger and Sale of Assets................................... 12
  Regarding the Trustee...................................................... 12
  International Offering..................................................... 12
  Limitation Upon Disposition of Voting Stock or Assets of State Street Bank. 13
  Defeasance................................................................. 13
  Subordinated Debt Securities............................................... 13
  Governing Law.............................................................. 15
DESCRIPTION OF WARRANTS...................................................... 15
  Offered Warrants........................................................... 15
  Further Information in Prospectus Supplement............................... 16
  Significant Provisions of the Warrant Agreements........................... 17
GLOBAL SECURITIES............................................................ 18
  General.................................................................... 18
  Book-Entry Issuance........................................................ 20
PLAN OF DISTRIBUTION......................................................... 22
VALIDITY OF SECURITIES....................................................... 23
EXPERTS...................................................................... 23

                              ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the debt securities or warrants described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the debt securities or warrants we may offer. Each time we sell debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

  Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "STATE STREET," "WE," "US," "OUR" or similar references mean State Street Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among others securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

  In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

                           Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                            Midwest Regional Office
                            500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

  The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                              http://www.sec.gov.

  You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

  This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC FILINGS                         PERIOD
-----------                         ------

Annual Report on Form 10-K          Year Ended December 31, 1999

Current Report on Form 8-K          Filed January 7, 2000

  We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                            State Street Corporation
                              225 Franklin Street
                          Boston, Massachusetts 02110
                                 (617) 664-3477

  We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

  This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

  These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

 . future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

 . changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans may affect our revenues;

 . fluctuations in worldwide securities market valuations may affect our revenues;

 . changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

 . global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

 . market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

 . the degree of volatility in foreign exchange rates can affect the amount of foreign exchange trading revenue;

 . the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

 . future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

 . the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

 . changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

 . technological change may be more difficult or expensive then anticipated; and

 . changes may occur in securities markets which will affect revenue.

                            STATE STREET CORPORATION

  We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, "STATE STREET BANK," which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a financial holding company. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:


                                            Year Ended December 31,
                                      ----------------------------------

                                      1999   1998   1997   1996   1995
                                      -----  -----  -----  -----  -----

Ratio of earnings to fixed charges    2.02x  1.77x  1.93x  1.95x  1.75x


                                USE OF PROCEEDS

  We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

  The senior debt securities will be issued under an indenture dated as of August 2, 1993, the "SENIOR INDENTURE," between us and U.S. Bank Trust National Association, as successor senior trustee. The subordinated debt securities (other than the junior subordinated debentures) will be issued under an indenture that is expected to be entered into between us and Bank One Trust Company, N.A., as subordinated trustee, the "SUBORDINATED INDENTURE." A copy of each indenture is an exhibit to the registration statement that contains this prospectus.

  The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

  The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under

"Subordinated Debt Securities -- Subordination" beginning on page 13. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

GENERAL

  We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness that may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

  We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

 . the title and series designation;

 . the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

 . any fixed or variable interest rate or rates per annum;

 . the date from which any interest shall accrue;

 . any interest payment dates;

 . whether the debt securities are senior or subordinated;

 . the stated maturity date;

 . whether the debt securities are to be issued in global form;

 . any sinking fund requirements;

 . any provisions for redemption, the redemption price and any remarketing arrangements;

 . the minimum denominations;

 . whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

 . the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

 . whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

 . if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

 . any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

 . the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

 . the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

 . any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

 . any additional or different covenants that apply to any debt securities of the series; and

 . any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

  Please see the accompanying prospectus supplement or the terms sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a terms sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see "Description of Warrants." Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

  Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

  Debt securities may be issued as "ORIGINAL ISSUE DISCOUNT SECURITIES" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

  The indentures provide that without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

 . to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

 . to add any additional events of default, in the case of the senior indenture, and events of default or defaults, in the case of the subordinated indenture.

  In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

  Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

REGISTRATION AND TRANSFER

  Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

  No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

PAYMENT AND PLACE OF PAYMENT

  Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

EVENTS OF DEFAULT

  The following are "events of default" under the senior indenture and "defaults" under the subordinated indenture with respect to any series of debt securities:

 . default in the payment of any principal or premium when due;

 . default in the payment of any interest when due, which continues for 30 days;

 . default in the deposit of any sinking fund payment when due;

 . default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

 . acceleration of other indebtedness exceeding $20,000,000 of us or of State
  Street Bank, which is not annulled within 30 days after written notice;

 . specified events in bankruptcy, insolvency or reorganization; and

 . any other default or event of default provided with respect to debt securities of that series.

  If an event of default under the senior indenture occurs and is continuing for any series of debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

  Under the subordinated indenture, an "event of default" is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an "event of default" resulting from bankruptcy, insolvency or reorganization. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration.

  The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

 . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

 . in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

  The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

  A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

 . that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

 . the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

 . the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

 . the trustee shall have failed to institute such proceeding within 60 days.

  However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

  We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

MODIFICATION AND WAIVER

  Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

 . change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

 . reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

 . reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

 . change the place or currency of payment of principal of, or any premium or interest on, any debt security;

 . impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

 . in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

 . reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

 . reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

  The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under "-- Events of Default" beginning on page 10.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

 . the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

 . we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

 . certain other conditions are met.

REGARDING THE TRUSTEE

  U.S. Bank Trust National Association is the trustee under the senior indenture. Bank One Trust Company, N.A. is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustee in the ordinary course of business.

INTERNATIONAL OFFERING

  If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

  Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

LIMITATION UPON DISPOSITION OF VOTING STOCK OR ASSETS OF STATE STREET BANK

  The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of State Street Bank.

  This restriction does not apply to dispositions made by us or any subsidiary:

 . if such disposition or issuance is for fair market value as determined by our Board of Directors; and

 . if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank.

  The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

DEFEASANCE

  We may terminate or "defease" our obligations under the indentures of any series of debt securities by taking certain steps, including:

 . depositing irrevocably with the trustee as trust funds in trust in each case in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms will provide an amount sufficient to pay the entire amount of the debt securities;

 . delivering an opinion of independent counsel that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

 . no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

 . the defeasance shall not cause an event of default under any of our other agreements or instruments.

SUBORDINATED DEBT SECURITIES

  The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

  Subordination

  The subordinated debt securities will be subordinated in right of payment to all "senior indebtedness," as defined below. In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all "other financial obligations," as defined on the next page. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations, as defined beginning on page 14, has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

  In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

  In addition, no payment may be made on the subordinated debt securities in the event:

 . there is a default in any payment or delivery with respect to any senior indebtedness; or

 . there is an event of default with respect to any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

  By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

  Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "SENIOR INDEBTEDNESS" is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

 . all of our "indebtedness" as defined below, except (A) subordinated debt securities issued under the subordinated indenture, (B) such indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

 . any deferrals, renewals or extensions of any senior indebtedness.

  The term "INDEBTEDNESS" means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

 . for borrowed money; or

 . incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

  Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, "OTHER FINANCIAL OBLIGATIONS" means:

 . our obligations under direct credit substitutes;

 . our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

 . any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

 . all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities, including our existing subordinated indebtedness.

     As of December 31, 1999, we had approximately $650 million in junior subordinated debt outstanding, $2 million in subordinated debt outstanding and approximately $250 million of senior indebtedness and other financial obligations outstanding.

     The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

     The subordinated debt securities shall rank equal in right of payment with each other and with our 7.75% Convertible Subordinated Debentures, "EXISTING SUBORDINATED INDEBTEDNESS," subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

     The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

     Restrictive Covenants

     The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

GOVERNING LAW

     Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the state of New York.

                            DESCRIPTION OF WARRANTS

OFFERED WARRANTS

     We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "DEBT WARRANT."

     Universal Warrants. We may also issue warrants to purchase or sell, on terms to be determined at the time of sale:

 . securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

 . currencies; or

 . commodities.

  We refer to the property in the above clauses as "WARRANT PROPERTY." We refer to this type of warrant as a "UNIVERSAL WARRANT." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

FURTHER INFORMATION IN PROSPECTUS SUPPLEMENT

  General Terms of Warrants

  The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

 . the specific designation and aggregate number of, and the price at which we will issue, the warrants;

 . the currency with which the warrants may be purchased;

 . the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

 . whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

 . any applicable material United States federal income tax consequences;

 . the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

 . the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

 . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

 . information with respect to book-entry procedures, if any;

 . the antidilution provisions of the warrants, if any;

 . any redemption or call provisions;

 . whether the warrants are to be sold separately or with other securities as parts of units; and

 . any other terms of the warrants.

  Additional Terms of Debt Warrants

  The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any debt warrants:

 . the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

 . if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

 . if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

 . the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

  Additional Terms of Universal Warrants

  The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any universal warrants:

 . whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

 . the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each universal warrant;

 . the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

 . whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

 . whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

  We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

  Modifications Without Consent of Warrantholders

  We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

 . cure any ambiguity;

 . cure, correct or supplement any defective or inconsistent provision; or

 . amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

  Enforceability of Rights of Warrantholders

  The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

  Registration and Transfer of Warrants

  Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

  Governing Law

  The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                               GLOBAL SECURITIES

GENERAL

  The debt securities may be issued in whole or in part in the form of one or more fully registered global securities, each a "GLOBAL SECURITY," that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such series, will be DTC. Unless and until it is exchanged in whole or in part for offered securities in definitive form, a global security may not be transferred except as a whole in the following manner: (1) by the depository for such global security to a nominee of such depository or (2) by a nominee of such depository to such depository or another nominee of such depository or (3) by such depository or any such nominee to a successor of such depository or a nominee of such successor or (4) in the manner provided in the final paragraph under this heading.

  The specific terms of the depository arrangement with respect to any debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

  Upon the issuance of a global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depository, each such person, a "PARTICIPANT," which may include Euroclear and Cedel. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or by us if we have offered and sold such debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

  Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

  So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of offered securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of or premium, if any, and interest, if any, on debt securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities. None of State Street, the trustee for such offered securities, any paying agent for such offered securities or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such offered securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  No global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

     (a) such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

     (b) there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

     (c) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.

BOOK-ENTRY ISSUANCE

  We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities for purposes of the declaration. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.

  In this prospectus and the accompanying prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC's procedures.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

  Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security, each, a "BENEFICIAL OWNER," is in turn to be recorded on the direct and indirect participants' records, including Euroclear and Cedel. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom." Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

  Transfers between participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities in DTC, and making or receiving payment in accordance with normal procedures and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a debt security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a debt security by or through a Euroclear or Cedel Participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

  DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

  Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such or debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date.

Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

  DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any event, definitive certificates for such debt securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

  We may sell securities:

 . to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

 . through one or more agents, which may be affiliates; or

 . directly to purchasers.

  The distribution of the securities may be effected from time to time in one or more transactions:

 . at a fixed price, or prices, which may be changed from time to time;

 . at market prices prevailing at the time of sale;

 . at prices related to such prevailing market prices; or

 . at negotiated prices.

  Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

  The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

 . the name of the agent or the name or names of any underwriters;

 . the public offering or purchase price;

 . any discounts and commissions to be allowed or paid to the agent or underwriters;

 . all other items constituting underwriting compensation;

 . any discounts and commissions to be allowed or paid to dealers; and

 . any exchanges on which the securities will be listed.

  Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

  We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

  If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities or warrants from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

 . the purchase by an institution of the debt securities or warrants covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

 . if the debt securities or warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities or warrants not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

  Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

  Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

  The securities will be new issues of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

                             VALIDITY OF SECURITIES

  Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray for State Street and for the underwriters by Cravath, Swaine & Moore. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Truman S. Casner, a partner of Ropes & Gray, is a director of State Street. Mr. Casner owns beneficially a total of 17,204 shares of common stock of State Street. Ropes & Gray performs services for State Street from time to time.

                                    EXPERTS

  The consolidated financial statements of State Street Corporation incorporated by reference in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the subordinated notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                ---------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Updating Information....................................................... S-2
Where You Can Find More
 Information............................................................... S-2
Forward-Looking Statements................................................. S-2
State Street Corporation................................................... S-3
Supplemental Consolidated Ratios of Earnings to Fixed Charges.............. S-3
Certain Terms of the Subordinated
 Notes..................................................................... S-4
Underwriting............................................................... S-5


                                  Prospectus

About This Prospectus......................................................   4
Where You Can Find More
 Information...............................................................   4
Forward-Looking Statements.................................................   6
State Street Corporation...................................................   7
Consolidated Ratios of Earnings to Fixed Charges...........................   7
Use of Proceeds............................................................   7
Description of Debt Securities.............................................   7
Description of Warrants....................................................  15
Global Securities..........................................................  18
Plan of Distribution.......................................................  22
Validity of Securities.....................................................  23
Experts....................................................................  23

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                                 $300,000,000

                           State Street Corporation

                              Subordinated Notes
                               due June 15, 2010

                                ---------------


                              [STATE STREET LOGO]

                                ---------------

                             Goldman, Sachs & Co.

                                Lehman Brothers

                        Utendahl Capital Partners, L.P.

                       The Williams Capital Group, L.P.

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